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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Pre Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-93875) and the related Statement of Additional Information appearing therein and pertaining to Lincoln New York Account N for Variable Annuities, and to the use therein of our report dated March 10, 2000, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York.

                                           /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 24, 2000